Exhibit 23.1

Consent of Registered Public Accounting Firm

Global Eagle Entertainment Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-188121) and Form S-8 (File Nos. 333-193052, 333-206251, 333-213167 and 333-213168) of Global Eagle Entertainment Inc., with respect to our report dated September 23, 2016, relating to the consolidated financial statements of EMC Acquisition, LLC, which is included in this Current Report on Form 8-K/A.

/s/ BDO USA, LLP

Miami, Florida

October 10, 2016